Exhibit 99.9

LANCE INC.

000004

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on [ ] [ ], 2010.

Vote by Internet

- Log on to the Internet and go to **www.envisionreports.com/LNCE**
- Follow the steps outlined on the secured website.

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is **NO CHARGE** to you for the call.
- Follow the instructions provided by the recorded message.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2 and 4 and a vote FOR all the nominees listed in Proposal 3.

	For	Against	Abstain
1. Approval of the issuance of Lance, Inc. common stock, par value $0.83-1/3 per share, upon the completion of the merger with Snyder's of Hanover, Inc., pursuant to the merger agreement.	☐	☐	☐
2. Approval of an amendment to Lance, Inc.'s Restated Articles of Incorporation to change Lance, Inc.'s name to Snyder's-Lance, Inc. contingent upon and after the completion of the merger, pursuant to the terms of the merger agreement.	☐	☐	☐

3. Election of Directors contingent upon and in connection with the completion of the merger: 01 - Peter P. Brubaker 02 - Carl E. Lee, Jr. 03 - John E. Denton 04 - Michael A. Warehime

☐ **Mark here to vote FOR all nominees**

☐ **Mark here to WITHHOLD vote from all nominees**

☐ **For All EXCEPT** - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.

01	02	03	04
☐	☐	☐	☐

	For	Against	Abstain
4. Approval of the adjournment of the Lance Special Meeting, if necessary or appropriate, including to solicit additional proxies to vote in favor of the above proposals.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 JNT
1 U P X 1 0 2 7 5 5 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

018JJE

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING TO BE HELD ON [ ] [ ], 2010 THE NOTICE OF SPECIAL MEETING AND JOINT PROXY STATEMENT/PROSPECTUS IS AVAILABLE AT ____________________. 3 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 Proxy — Lance, Inc. Proxy solicited by the Board of Directors for the Special Meeting of Stockholders to be held [ ] [ ], 2010 The stockholder signing on the reverse hereby appoints David V. Singer, Rick D. Puckett and Kevin A. Henry, and each of them, proxy holders, with full power of substitution, with the powers the stockholder would possess if personally present, to vote, as designated hereon, all shares of the $.83-1/3 par value Common Stock of the stockholder in Lance, Inc. at the Special Meeting of the Stockholders to be held on [ ] [ ], 2010, and at any adjournment or postponement thereof. This proxy will be voted as specified hereon and, unless otherwise directed, will be voted FOR the election of all nominees as directors and FOR proposals 1, 2 and 4. The proxy holders are also authorized to vote upon all other matters as may properly come before the meeting, or at any adjournment or postponement thereof, utilizing their best judgement as set forth in the Joint Proxy Statement/Prospectus. Receipt of Notice of Special Meeting and accompanying Joint Proxy Statement/Prospectus is hereby acknowledged. Please date and sign on the reverse and return promptly in the enclosed postage paid envelope. (Continued and to be signed on the reverse side)